ASSIGNMENT
                                       OF
                              MANAGEMENT AGREEMENTS


         This Agreement is entered into effective as of April 1, 1996, by and between Financial Asset Management Corporation, a Delaware corporation ("Old FAMC"), MDC Residual Holdings, Inc., a Delaware corporation ("MDC Sub"), and Financial Asset Management LLC, a Colorado limited liability company ("FAMC").


                                    Recitals

         A. Old FAMC is a party to two Management Agreements, each dated as of January 1, 1995 and amended effective as of January 1, 1996, with Commercial Assets, Inc. ("CAI") and with Asset Investors Corporation ("AIC") (the "Management Agreements").

         B. Old FAMC, MDC Sub and Spencer I. Browne formed FAMC effective as of April 1, 1996.

         C. Old FAMC desires to convey to MDC Sub an undivided 1.25% interest in the Management Agreements (the "MDC Sub Interest"). Old FAMC desires to convey to FAMC an undivided 98.75% interest in the Management Agreements (the "Old FAMC Interest") and MDC Sub desires to convey to FAMC the MDC Sub Interest, together with all goodwill associated therewith, including without limitation all rights to the name "Financial Asset Management" and rights under the Management
Agreements, including without limitation rights to renew such agreements in accordance with their terms, and such other rights or assets as may be specified in a separate document executed by Old FAMC, MDC Sub and FAMC (collectively, the "Transferred Interests") in exchange for a 79% membership interest in FAMC as to Old FAMC and a 1% membership interest as to MDC Sub. FAMC is willing to accept the Transferred Interests and become a party to and to adopt and agree to comply with the terms of the Management Agreements.


                            Assignment and Acceptance

         For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Old FAMC, MDC Sub and FAMC agree as follows:

         1. Assignment. Old FAMC assigns and transfers to MDC Sub the MDC Sub Interest. Old FAMC and MDC Sub assign and transfer to FAMC the Transferred Interests. Old FAMC and MDC Sub covenant and agree not to take any action that would interfere with FAMC's continuing relationship with CAI and AIC. Old FAMC and MDC Sub shall execute and deliver to FAMC such further assignments, acknowledgments and documents as FAMC reasonably may request in order to confirm or give notice of the transfers effected by this Agreement.

         2. Acceptance. FAMC accepts the assignment of the Transferred Interests made by paragraph 1 of this Agreement, and agrees to be bound by all of the terms of the Management Agreements. FAMC agrees to execute and deliver a counterpart of the Management Agreements. FAMC shall faithfully perform any and all obligations of the Manager as such term is defined in the Management Agreements.

         3. Reliance by CAI and AIC. CAI and AIC shall be entitled to rely upon and enforce the covenants and obligations of FAMC as stated in paragraph 2 above, and FAMC shall execute and deliver such further instruments as CAI and AIC shall consider necessary or appropriate to effect FAMC's admission as Manager under the Management Agreements.

         4. Consent of Unaffiliated Directors. Old FAMC, MDC Sub and FAMC acknowledge that the assignment and acceptance of the Management Agreements set forth herein shall be subject to the consent to such assignment by the Unaffiliated Directors of CAI and AIC as evidenced by a Consent to Assignment in the forms attached hereto.

         5. Miscellaneous. Capitalized terms used in this Agreement without definition have the meanings given in the Management Agreements. This Agreement shall inure to the benefit of and be binding upon the parties and their successors, heirs, personal representatives and assigns. This Agreement is governed by the laws of the State of Colorado. This Agreement may be executed in counterparts.

         Old FAMC and FAMC have executed this Agreement as of the date first above written.


                                          FINANCIAL ASSET MANAGEMENT CORPORATION


                                        By:/s/Leslie B. Fox
                                           -------------------
                                      Name: Leslie B. Fox
                                     Title: Senior Vice President


                                          MDC RESIDUAL HOLDINGS, INC.


                                        By:/s/Daniel S. Japha
                                           ---------------------
                                      Name: Daniel S. Japha
                                     Title: Vice President

                                          FINANCIAL ASSET MANAGEMENT LLC


                                      By:/s/Spencer I. Browne
                                         -----------------------
                                    Name: Spencer I. Browne
                                   Title: Manager









                                       3